Exhibit 99.1

Energous Corporation Reports 2021 Fourth-Quarter and Full-Year

Financial Results

Company expands global ecosystem for WattUp Wireless Power Networks to drive retail, industrial, medical and other IoT applications

SAN JOSE, Calif. – February 24, 2022 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its fourth quarter and full year ended December 31, 2021, and provided an update on its operational initiatives and marketplace progress.

Recent Highlights

Regulatory Approvals –

•

Energous’ 1W WattUp PowerBridge transmitter received regulatory approval from the Innovation, Science and Economic Development Canada (ISED), Canada’s technology regulatory body, for RF-based power transfer at any distance.

•

The company’s 1W WattUp PowerBridge transmitter received its first regulatory approval in Asia for RF-based power transfer at any distance. The approval in India opens new market opportunities for over-the-air power solutions in the world’s second most populous country and follows similar approvals for Energous’ 1W WattUp PowerBridge in both Europe and the United States, two of the world’s largest markets.

•

Energous’ new 10W WattUp PowerHub received U.S. Federal Communications Commission (FCC) Part 18 grant of equipment authorization for 10W of conducted wireless power transfer. This approval nearly doubles the amount of power that can be transmitted wirelessly in the United States, safely delivering higher charge levels to wirelessly powered devices.

•

The company’s 1W WattUp PowerBridge completed regulatory review with an internationally accredited European Notified Body. The review verified that the company’s 1W WattUp PowerBridge transmitter complies with European technical requirements for radio equipment.

•	The approvals highlighted above, follow key progress previously announced including:

•

Energous’ 900MHz 1W Active Energy Harvesting transmitter technology receiving FCC Part 15 grant of equipment authorization for wireless power transfer at any distance for multiple devices simultaneously, enabling at-a-distance wireless charging for the growing IoT ecosystem.

•	Release of the company’s 1W Active Energy Harvesting Developer Kit that can charge multiple devices simultaneously, enabling at-a-distance wireless charging for the growing IoT ecosystem.

•	Energous was recognized with Two CES 2022 Innovation Awards: Embedded Technology and Sustainability, Eco-Design & Smart Home.

Partnership Momentum –

•

The company is collaborating with Syntiant, a provider of deep learning solutions making edge artificial intelligence (AI) a reality for always-on voice, sensor and image applications, to develop and implement Energous’ WattUp wireless power network technology with Syntiant’s Neural Decision Processors™ (NDPs) for edge AI deployments across a wide range of consumer and industrial use cases.

•

Energous demonstrated its advanced wireless power network technology and interoperability with WattUp-powered partner products, including Wiliot, Juniper Networks, Atmosic Technologies and e-peas at the Consumer Electronics Show (CES 2022) in Las Vegas, NV.

•

The company continued its partnership with Wiliot, a Sensing as a Service company and Internet of Things (IoT) technology innovator. Together, the companies have integrated Energous WattUp 1W active energy harvesting technology as a new and compelling option to power Wiliot’s IoT Pixel tags that are designed for retail, medical, industrial, warehousing, home and industrial automation.

Operational Highlights –

•

Energous appointed Cesar Johnston as chief executive officer effective Dec. 6, 2021. Johnston has been with the company for the past seven years, first serving as chief operating officer and executive vice president of engineering, and as acting CEO since July 2021.

“In the fourth quarter, we made significant progress advancing our RF-based charging for wireless power networks, securing important regulatory approvals and forming key partnerships,” said Cesar Johnston, CEO of Energous. “These successes expand the reach and ecosystem of our wireless power transfer technology. With our growing approvals, global reach and award-winning technology, Energous is well-positioned to support the rollout of wireless power networks that transform the way consumers and industries charge and power devices.

Unaudited 2021 Fourth-Quarter Financial Results

For the fourth quarter ended December 31, 2021, Energous reported:

•	Revenue of $225,404, up significantly from $90,000 in the 2020 fourth quarter, and from $201,364 in the 2021 third quarter

•	Operating expenses of approximately $9.6 million (GAAP), with $5.1 million in research and development, $4.5 million in selling, general and administrative expenses

•	A net loss of $(9.4) million, or $(0.13) per basic and diluted share

•	A net non-GAAP loss of $(6.0) million

•	$49.1 million in cash and cash equivalents at the end of the fourth quarter, with no debt

In October 2021, Energous amended its At Market Issuance Sales Agreement with B. Riley Securities, Inc., Roth Capital Partners, LLC, and Ladenburg Thalmann & Co. Inc. In accordance with the amended agreement, Energous may offer and sell shares of common stock up to an additional $35,000,000. The company intends to use the proceeds of any such offerings for general and administrative expenses, other general corporate purposes, and research and product development efforts. As of December 31, 2021, the company had sold 12,229,433 shares of common stock for gross proceeds of approximately $27.9 million.

2021 Fourth-Quarter Conference Call

Energous will host a conference call to discuss fourth-quarter financial results, recent progress and prospects for the future.

•	When: Thursday, February 24, 2022

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Passcode: 5789066

•	Conference replay: Accessible through March 10, 2022

877-344-7529 (domestic); +1 412-317-0088 (international); passcode 8729330

•	Webcast: Accessible at Energous.com; archive available through January 2023

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the Wireless Power Network global leader. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first-generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for industrial and retail IoT, smart homes, smart cities and medical devices. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded over 200 patents for its WattUp wireless charging technology to-date.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected functionality and company growth. Factors that could cause actual results to differ from what we expect include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expense and non-GAAP expense. Non-GAAP net loss excludes interest income, depreciation and amortization, stock-based compensation expense, and severance expense. Non-GAAP operating expense excludes depreciation and amortization, stock-based compensation expense and severance expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$49,071,414	$50,729,661
Accounts receivable, net	283,602	75,850
Prepaid expenses and other current assets	874,886	636,702

Total current assets	50,229,902	51,442,213

Property and equipment, net	510,197	402,711
Right-of-use lease assets	618,985	1,293,291
Other assets	11,991	1,610

Total assets	$51,371,075	$53,139,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,205,957	$1,096,839
Accrued expenses	1,523,317	1,576,287
Accrued severance expense	975,439	—
Operating lease liabilities, current portion	628,307	825,431
Deferred revenue	13,364	12,000

Total current liabilities	4,346,384	3,510,557

Operating lease liabilites, long-term portion	40,413	576,762

Total liabilities	4,386,797	4,087,319

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2021 and December 31, 2020; no shares issued or outstanding.	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at December 31, 2021 and December 31, 2020, respectively; 76,677,205 and 61,292,412 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	767	614
Additional paid-in capital	383,383,550	344,024,638
Accumulated deficit	(336,400,039)	(294,972,746)

Total stockholders’ equity	46,984,278	49,052,506

Total liabilities and stockholders’ equity	$51,371,075	$53,139,825

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$225,404	$90,000	$756,793	$327,350

Operating expenses:
Research and development	5,140,483	4,156,744	20,572,580	17,066,122
Sales and marketing	2,440,646	1,493,469	8,598,343	5,880,350
General and administrative	2,067,073	1,912,578	9,001,483	9,153,503
Severance expense	—	—	4,017,172	—
Cost of services revenue	—	—	—	126,539

Total operating expenses	9,648,202	7,562,791	42,189,578	32,226,514

Loss from operations	(9,422,798)	(7,472,791)	(41,432,785)	(31,899,164)

Other income (expense):
Interest income	1,623	4,078	5,492	71,212
Loss on disposal of property and equipment	—	(4,134)	—	(4,134)

Total other income (expense)	1,623	(56)	5,492	67,078

Net loss	$(9,421,175)	$(7,472,847)	$(41,427,293)	$(31,832,086)

Basic and diluted net loss per common share	$(0.13)	$(0.15)	$(0.64)	$(0.76)

Weighted average shares outstanding, basic and diluted	72,940,627	49,155,212	64,926,524	41,639,916

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss (GAAP)	$(9,421,175)	$(7,472,847)	$(41,427,293)	$(31,832,086)
Add (subtract) the following items:
Interest income	(1,623)	(4,078)	(5,492)	(71,212)
Depreciation and amortization	62,888	69,320	258,249	356,310
Stock-based compensation	3,340,099	1,579,022	11,646,194	7,897,970
Severance expense	—	—	4,017,172	—

Adjusted net non-GAAP loss	$(6,019,811)	$(5,828,583)	$(25,511,170)	$(23,649,018)

Total operating expenses (GAAP)	$9,648,202	$7,562,791	$42,189,578	$32,226,514
Subtract the following items:
Depreciation and amortization	(62,888)	(69,320)	(258,249)	(356,310)
Stock-based compensation	(3,340,099)	(1,579,022)	(11,646,194)	(7,897,970)
Severance expense	—	—	(4,017,172)	—

Adjusted non-GAAP operating expenses	$6,245,215	$5,914,449	$26,267,963	$23,972,234

Contact

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Public Relations :

SHIFT COMMUNICATIONS

PR@energous.com

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